Filed Pursuant to Rule 424(b)(3)
Registration No. 333-233730

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 27, 2019)

1,500,000 Shares

Common Stock

This prospectus supplement relates to the sale of 1,500,000 shares of our common stock owned by the stockholder identified in the section of this prospectus supplement titled “SELLING STOCKHOLDER.”

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder. We have paid or will bear all costs, fees and expenses incurred in connection with effecting the registration of the shares covered by this prospectus supplement.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “ERII.” On May 12, 2020, the last reported sales price of our common stock was $7.64 per share.

Pursuant to the terms and conditions of a purchase and sale agreement entered into between the selling stockholder and Raymond James & Associates, Inc. (“Raymond James”), Raymond James has agreed to purchase the common stock from the selling stockholder at a minimum price of $7.52 per share, which will result in approximately $11.2 million of proceeds to the selling stockholder, net of offering expenses and commissions. Raymond James may offer the shares of common stock from time to time for sale in one or more transactions on the Nasdaq Capital Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See "Plan of Distribution."

You should carefully read this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus, together with any documents we incorporate by reference, before you invest in our common stock. See "Where You Can Find More Information” and “ Incorporation of Certain Information By Reference.”

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described or incorporated by reference under the heading “Risk Factors” in this prospectus supplement, and under the accompanying prospectus or as updated by any subsequent filing with the Securities and Exchange Commission that is incorporated by reference into this prospectus supplement and the underlying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 13, 2020.

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we, the selling stockholder nor Raymond James have authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on such information. You should assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of the date on the front cover of this prospectus supplement or the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since then.

-i-

ABOUT THIS PROSPECTUS

This prospectus supplement and the accompanying prospectus relates to shares of our common stock and we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering of shares of our common stock and also adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information. To the extent the information contained in this prospectus supplement differs from or conflicts with the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement and the underlying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under this shelf registration process, we may offer the securities described in this prospectus from time to time in one or more offerings up to an aggregate dollar amount of $250,000,000 and selling stockholders may, from time to time, offer and sell up to 16,022,824 shares of our common stock in one or more offerings or resales. This prospectus only provides you with a general description of the securities to be offered.

We have not, Raymond James and the selling stockholder has not, authorized anyone to provide you with information that is additional to or different from that contained or incorporated by reference in this prospectus. We, Raymond James, and the selling stockholder take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. Neither this prospectus supplement nor any accompanying prospectus nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus supplement or the accompanying prospectus or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus supplement or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Energy Recovery,” “the company,” “we,” “us,” “our” and similar references refer to Energy Recovery, Inc. and its consolidated subsidiaries.

This prospectus supplement, the accompanying prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference into this prospectus supplement. Because it is a summary, it does not contain all of the information that you should consider before investing in our common stock. You should read this entire prospectus carefully, including the section entitled “Risk Factors” and the documents that we incorporate by reference into this prospectus, before making an investment decision.

Energy Recovery, Inc. is an engineering-driven technology company that engineers, designs, manufactures and supplies solutions for industrial fluid flow processes. The Company offers technologies which can drive meaningful, immediate cost savings and operational efficiencies for our customers. Currently, we operate in two markets - water and oil & gas, and our products are utilized in these markets to either recycle and convert wasted pressure energy into a usable asset or preserve pumps that are subject to hostile processing environments.

Energy Recovery was incorporated in Virginia in 1992, reincorporated in Delaware in 2001, and became a public company in July 2008. Our common stock is currently listed on the Nasdaq Global Select Market under the symbol “ERII.” Our headquarters and principal research, development, and manufacturing facility is located at 1717 Doolittle Drive, San Leandro, California 94577, and our main telephone number is (510) 483-7370.

The Energy Recovery website is www.energyrecovery.com. We use the Investor Relations section of our website as a routine channel for distribution of important information, including news releases, presentations, and financial statements. The information contained on, or accessible through, our website or any other website is not part of this prospectus nor is it considered to be incorporated by reference herein or with any other filing we make with the SEC.

The Offering

Common Stock outstanding before the offering	55,546,399 shares(1)(2)

Common Stock outstanding after the offering	55,546,399 shares(1)(2)

Common Stock offered by the selling stockholder	1,500,000 (3)

Use of Proceeds	We will not receive any proceeds from the sale of common stock by the selling stockholder.

Nasdaq Global Select Symbol	“ERII”

(1)	Excludes shares of common stock underlying options which are presently exercisable and shares underlying options which may become exercisable in the future under our equity incentive plans.

(2)	Includes shares to be offered by the selling stockholder.

(3)

Assumes that (i) none of the shares offered by this prospectus have been sold by the selling stockholder and (ii) that all of the shares will be sold pursuant to the prospectus supplement and accompanying prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties discussed under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K for the year ended December 31, 2019 and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any prospectus supplement hereto. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. The forward-looking statements include, but are not limited to, the following:

●

our belief that levels of gross profit margin are sustainable to the extent that volume grows, we experience a favorable product mix, pricing remains stable and we continue to realize cost savings through production efficiencies and enhanced yields;

●	our plan to improve our existing energy recovery devices and to develop and manufacture new and enhanced versions of these devices;
●	our belief that our PX® energy recovery devices are the most cost-effective energy recovery devices over time and will result in low life-cycle costs;
●	our belief that our turbocharger devices have long operating lives;
●	our objective of finding new applications for our technology and developing new products for use outside of desalination, including oil & gas applications;
●	our expectation that our expenses for research and development and sales and marketing may increase as a result of diversification into markets outside of desalination;
●

our expectation that we will continue to rely on sales of our energy recovery devices in the desalination market for a substantial portion of our revenue and that new desalination markets, including the United States (“U.S.”), will provide revenue opportunities to us;

●	our ability to meet projected new product development dates, anticipated cost reduction targets or revenue growth objectives for new products;
●	our belief that we can commercialize the VorTeq™ hydraulic fracturing system;
●	our belief that the VorTeq™ enables oilfield services companies to migrate to more efficient pumping technology;
●	our belief that we will be able to enter into a long-term licensing agreement to bring the MTeq™ solution to market;
●	our belief that customers will accept and adopt our new products;
●	our belief that our current facilities will be adequate for the foreseeable future;
●	our expectation that sales outside of the U.S. will remain a significant portion of our revenue;
●	the timing of our receipt of payment for products or services from our customers;
●

our belief that our existing cash balances and cash generated from our operations will be sufficient to meet our anticipated liquidity needs for the foreseeable future, with the exception of a decision to enter into an acquisition and/or fund investments in our latest technology arising from rapid market adoption that could require us to seek additional equity or debt financing;

●

our expectation that, as we expand our international sales, a portion of our revenue could be denominated in foreign currencies and the impact of changes in exchange rates on our cash and cash equivalents and operating results;

●	our expectations of the impact of the U.S. Tax Cuts and Jobs Act;
●	our belief that new markets will grow in the water desalination market;
●	our expectation that we will be able to enforce our intellectual property rights;
●	our expectation that the adoption of new accounting standards will not have a material impact on our financial position or results of operations;
●	the outcome of proceedings, lawsuits, disputes and claims;
●	the impact of losses due to indemnification obligations; and
●	the impact of changes in internal control over financial reporting.

Words such as “expects,” “anticipates,” “aims,” “projects,” “intends,” “plans,” “believes,” “estimates,” “seeks,” variations of such words and similar expressions are also intended to identify such forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions that are difficult to predict; therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements.

Forward-looking statements speak only as of the date of this prospectus. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

The selling stockholder will receive all of the net proceeds from the sale of the shares of common stock offered by this prospectus supplement. We will not receive any proceeds from an offering contemplated by this prospectus supplement and we will pay all costs, fees and expenses, relating to the registration of the shares of common stock covered by this prospectus supplement.

SELLING STOCKHOLDER

This prospectus supplement relates to the resale of a total of 1,500,000 shares of common stock by the selling stockholder. The selling stockholder may currently hold or acquire at any time shares of common stock in addition to those registered hereby.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Except as disclosed in the footnotes to the table below and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder and its affiliates.

The first column in the table below identifies the selling stockholder. The second and third columns list the number of shares of common stock and percentage of our outstanding common stock owned by the selling stockholder as of April 24, 2020. The fourth column lists the aggregate number of shares of common stock that may be offered from time to time by this prospectus by the selling stockholder. The fifth and sixth columns list the number of shares of common stock and percentage of our outstanding common stock that will be owned by the selling stockholder and its affiliates assuming the sale of all of the shares registered for resale by the registration statement of which this prospectus supplement is a part.

	Beneficial Ownership Prior to Offering			Number of Shares	Beneficial Ownership After Offering
Name of Selling Stockholder	Number		Percentage(1)	Offered Hereby	Number	Percentage(1)
Ludvig Lorentzen AS	7,900,000	(2)	13.9%	1,500,000	6,400,000	11.5%
(1)	Based on 55,546,399 shares of common stock outstanding as of April 24, 2020.

(2)

Based on a Form 4 filed by Ole Peter Lorentzen on December 17, 2019, which reported 8,340,334 shares beneficially owned by Mr. Lorentzen, the controlling shareholder of Ludvig Lorentzen AS, who is also a director of the Company, and 7,700,000 shares held by Ludvig Lorentzen AS. Immediately prior to the date of this prospectus supplement, Mr. Lorentzen sold 150,000 shares of our common stock to Ludvig Lorentzen AS and Carla AS sold 50,000 shares of our common stock to Ludvig Lorentzen AS (together, the “New Shares”).  Ingela Carla Kristina Lorentzen is the controlling shareholder of Carla AS and the spouse of Mr. Lorentzen, and is a beneficial owner of the shares held by Carla AS. The amount in this column reflects the shares directly held by Ludvig Lorentzen AS, including the New Shares, and does not include any shares directly held by Mr. Lorentzen. After the transfer of the New Shares, Mr. Lorentzen will directly own 440,334 shares and Carla AS will directly own 0 shares.The address for Ludvig Lorentzen AS is Postboks A, Bygdoy, 0211, Oslo, Norway.

PLAN OF DISTRIBUTION

The selling stockholder entered into a purchase and sale agreement with Raymond James & Associates, Inc. pursuant to which it has agreed to purchase the common stock from the selling stockholder at a minimum price of $7.52 per share, which will result in approximately $11.2 million of proceeds to the selling stockholder, net of offering expenses and commissions. Pursuant to the purchase and sale agreement, the selling stockholder may agree to indemnify any broker or dealer or agent against certain liabilities relating to the selling of the shares, including liabilities arising under the Securities Act. In connection with this offering, the selling stockholder has agreed not to offer any additional shares of our common stock for up to 30 days after May 14, 2020, the closing date of the purchase and sale.

The selling stockholder and Raymond James may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of shares by them and any discounts, commissions, concessions or other compensation received by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We have paid or will pay all fees and expenses incident to the registration of the shares. In certain circumstances, we may restrict or suspend offers and sales or other dispositions of the shares under the registration statement of which this prospectus supplement and the accompanying prospectus forms a part after the date of this prospectus. In the event of such restriction or suspension, the selling stockholder will not be able to offer or sell or otherwise dispose of the shares of common stock under the registration statement of which this prospectus supplement and the accompanying prospectus forms a part.

The selling stockholder and any other person participating in the sale of the common stock will be subject to the rules of the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholder and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock being distributed. This may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock. Once sold under the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Certain legal matters for Energy Recovery, Inc. will be passed upon by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., San Francisco, California.

EXPERTS

The 2019 and 2018 consolidated financial statements and the retrospective adjustments to the 2017 consolidated financial statements incorporated by reference in this prospectus supplement, and the effectiveness of Energy Recovery Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the 2019 and 2018 financial statements, (2) express an unqualified opinion on the retrospective adjustments to the 2017 financial statements, and (3) express an unqualified opinion on the effectiveness of internal control over financial  reporting). Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority in accounting and auditing.

The consolidated financial statements for the year ended December 31, 2017 (before the retrospective adjustments to the consolidated financial statements for the adoption of Revenue from Contracts with Customers (Topic 606), ASU No. 2016-02, Leases (Topic 842) and ASU 2016-18, Statement of Cash Flows (Topic 230)), incorporated by reference in this Registration Statement on Form S-3 has been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on information contained in this prospectus or incorporated by reference into this prospectus. We have not authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information from other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of the shares covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

●	our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 6, 2020 (the “2019 Form 10-K”);
●	our Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2020 filed with the SEC on May 1, 2020;
●	our Current Reports on Form 8-K filed with the SEC on March 19, 2020, March 25, 2020, April 7, 2020 and May 8, 2020; and
●

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on June 26, 2008, including any amendments or reports filed for the purposes of updating this description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Energy Recovery, Inc.
1717 Doolittle Drive
San Leandro, CA 94577
Attn: Investor Relations
(510) 483-7370

You should rely only on the information provided in this document or incorporated in this document by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this document, including any information incorporated herein by reference, is accurate as of any date other than that on the front of the document. Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

PROSPECTUS

$250,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants

Purchase Contracts
Rights
Units

16,022,824 Shares of Common Stock
to be sold
by the Selling Stockholders

By this prospectus, we may offer and sell from time to time, in one or more offerings, shares of our common stock, shares of our preferred stock, debt securities, warrants, purchase contracts, rights, units or any combination thereof as described in this prospectus, up to an aggregate maximum amount of $250,000,000. Certain of these securities may be convertible into or exercisable or exchangeable for our common stock or preferred stock or other securities of Energy Recovery, Inc. Further, the selling stockholders identified in this prospectus (the “selling stockholders”) may offer and sell from time to time, in one or more offerings, up to 16,022,824 shares of our common stock as described in this prospectus. You should read this prospectus, any applicable prospectus supplement and free writing prospectus, together with any documents we incorporate by reference, before you invest in our securities. The prospectus supplement or free writing prospectus may also add to, update, supplement or clarify information contained in this prospectus. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “ERII.” On September 11, 2019, the last reported sales price of our common stock was $10.56 per share.

Investing in our common stock involves risks. You should review carefully the risks and uncertainties described or incorporated by reference under the heading “Risk Factors” in this prospectus, and under similar headings in any amendment or supplement to this prospectus or as updated by any subsequent filing with the Securities and Exchange Commission that is incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 27, 2019.

You should rely only on the information contained or incorporated by reference in this prospectus. Neither we nor the selling stockholders have authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on such information. You should assume that the information contained or incorporated by reference in this prospectus is accurate as of the date on the front cover of this prospectus or the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since then.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under this shelf registration process, we may offer the securities described in this prospectus from time to time in one or more offerings up to an aggregate dollar amount of $250,000,000 and the selling stockholders may, from time to time, offer and sell up to 16,022,824 shares of our common stock in one or more offerings or resales. This prospectus only provides you with a general description of the securities to be offered. Each time we or any selling stockholders sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in or incorporated by reference into this prospectus. If so, the information in the prospectus supplement should be read as superseding the information in this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read this prospectus, the applicable prospectus supplement, and the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We have not, and the selling stockholders have not, authorized anyone to provide you with information that is additional to or different from that contained or incorporated by reference in this prospectus. We and the selling stockholders take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Energy Recovery,” “the company,” “we,” “us,” “our” and similar references refer to Energy Recovery, Inc. and its consolidated subsidiaries.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference into this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our common stock. You should read this entire prospectus carefully, including the section entitled “Risk Factors” and the documents that we incorporate by reference into this prospectus, before making an investment decision.

Energy Recovery, Inc.

Overview

Energy Recovery, Inc. is an engineering-driven technology company that engineers, designs, manufactures and supplies solutions for industrial fluid flow processes. The Company offers technologies which can drive meaningful, immediate cost savings and operational efficiencies for our customers. Currently, we operate in two markets - water and oil & gas, and our products are utilized in these markets to either recycle and convert wasted pressure energy into a usable asset or preserve pumps that are subject to hostile processing environments.

Company Information

Energy Recovery was incorporated in Virginia in 1992, reincorporated in Delaware in 2001, and became a public company in July 2008. Our common stock is currently listed on the Nasdaq Global Select Market under the symbol “ERII.” Our headquarters and principal research, development, and manufacturing facility is located at 1717 Doolittle Drive, San Leandro, California 94577, and our main telephone number is (510) 483-7370.

The Energy Recovery website is www.energyrecovery.com. We use the Investor Relations section of our website as a routine channel for distribution of important information, including news releases, presentations, and financial statements. The information contained on, or accessible through, our website or any other website is not part of this prospectus nor is it considered to be incorporated by reference herein or with any other filing we make with the SEC.

The Securities We May Offer

We may offer up to $250,000,000 of common stock, preferred stock, debt securities, warrants, purchase contracts, rights and/or units in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

The Secondary Offering

The selling stockholders named in this prospectus may offer and sell up to 16,022,824 shares of common stock. We will not receive any of the proceeds of sales by the selling stockholders of any of their shares of common stock covered by this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties discussed under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any prospectus supplement hereto. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. The forward-looking statements include, but are not limited to, the following:

●

our belief that levels of gross profit margin are sustainable to the extent that volume grows, we experience a favorable product mix, pricing remains stable and we continue to realize cost savings through production efficiencies and enhanced yields;

●	our plan to improve our existing energy recovery devices and to develop and manufacture new and enhanced versions of these devices;
●	our belief that our PX® energy recovery devices are the most cost-effective energy recovery devices over time and will result in low life-cycle costs;
●	our belief that our turbocharger devices have long operating lives;
●	our objective of finding new applications for our technology and developing new products for use outside of desalination, including oil & gas applications;
●	our expectation that our expenses for research and development and sales and marketing may increase as a result of diversification into markets outside of desalination;
●

our expectation that we will continue to rely on sales of our energy recovery devices in the desalination market for a substantial portion of our revenue and that new desalination markets, including the United States (“U.S.”), will provide revenue opportunities to us;

●	our ability to meet projected new product development dates, anticipated cost reduction targets or revenue growth objectives for new products;
●	our belief that we can commercialize the VorTeq™ hydraulic fracturing system;
●	our belief that the VorTeq™ enables oilfield services companies to migrate to more efficient pumping technology;
●	our belief that we will be able to enter into a long-term licensing agreement to bring the MTeq™ solution to market;
●	our belief that customers will accept and adopt our new products;
●	our belief that our current facilities will be adequate for the foreseeable future;
●	our expectation that sales outside of the U.S. will remain a significant portion of our revenue;
●	the timing of our receipt of payment for products or services from our customers;

●

our belief that our existing cash balances and cash generated from our operations will be sufficient to meet our anticipated liquidity needs for the foreseeable future, with the exception of a decision to enter into an acquisition and/or fund investments in our latest technology arising from rapid market adoption that could require us to seek additional equity or debt financing;

●

our expectation that, as we expand our international sales, a portion of our revenue could be denominated in foreign currencies and the impact of changes in exchange rates on our cash and cash equivalents and operating results;

●	our expectations of the impact of the U.S. Tax Cuts and Jobs Act;
●	our belief that new markets will grow in the water desalination market;
●	our expectation that we will be able to enforce our intellectual property rights;
●	our expectation that the adoption of new accounting standards will not have a material impact on our financial position or results of operations;
●	the outcome of proceedings, lawsuits, disputes and claims;
●	the impact of losses due to indemnification obligations; and
●	the impact of changes in internal control over financial reporting.

Words such as “expects,” “anticipates,” “aims,” “projects,” “intends,” “plans,” “believes,” “estimates,” “seeks,” variations of such words and similar expressions are also intended to identify such forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions that are difficult to predict; therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements.

Forward-looking statements speak only as of the date of this prospectus. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, the net proceeds from the sale of securities to which this prospectus relates and which we may offer will be used for general corporate purposes. General corporate purposes may include stock repurchases, repayment of indebtedness, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested prior to use.

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of any securities by any selling security holders.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the rights of our common stock and preferred stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws as they are currently in effect, which we refer to in this section as our certificate of incorporation and bylaws, respectively. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws, copies of which have been filed with the SEC.

As of the date of this prospectus, our authorized capital stock consists of 210,000,000 shares, of which 200,000,000 shares, par value $0.001 per share, are designated as common stock, and 10,000,000 shares, par value $0.001 per share, are designated as preferred stock. As of July 26, 2019, there were 54,964,637 shares of common stock outstanding. No shares of preferred stock are currently outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted on by our stockholders. Holders of common stock are entitled to receive such dividends as may be declared by the board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and distribution of the liquidation preferences of any then outstanding shares of preferred stock. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to designate and issue up to the total number of authorized shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon each such series of preferred stock, including dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption, redemption prices, liquidation preference and sinking fund terms, any or all of which may be greater than or senior to the rights of the common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that such holders will receive dividend payments or payments upon liquidation. Such issuance could have the effect of decreasing the market price of the common stock. The issuance of preferred stock or even the ability to issue preferred stock could also have the effect of delaying, deterring or preventing a change of control or other corporate action.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Certain provisions of Delaware law, our certificate of incorporation and our bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging such proposals, including proposals that are priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could result in an improvement of their terms.

Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws include provisions that:

●	authorize the board of directors to issue, without further action by the stockholders, up to 10,000,000 shares of undesignated preferred stock;
●	require that any action to be taken by our stockholders be effected at a duly called annual or special meeting and not by written consent;
●	specify that special meetings of our stockholders can be called only by the board of directors, the chairman of the board of directors, the chief executive officer or the president;
●

establish an advance notice procedure for stockholder approvals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors;

●	provide that directors may be removed only for cause;
●	provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum;
●	establish that our board of directors is divided into three classes, Class I, Class II and Class III with each class serving staggered terms;
●	specify that no stockholder is permitted to cumulate votes at any election of directors; and
●	require a super-majority of votes to amend certain of the above-mentioned provisions.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

●	prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
●

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder), (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●

at or subsequent to the date of the transaction that resulted in a stockholder becoming an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage business combinations or other attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

The provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company. The transfer agent’s address is 6201 15th Avenue, Brooklyn, New York 11219, and the transfer agent’s telephone number is (800) 937-5449.

Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “ERII.”

DESCRIPTION OF DEBT SECURITIES

The debt securities will constitute either senior or subordinated debt of Energy Recovery. The debt securities that are sold may be exchangeable for and/or convertible into shares of common stock or any of the other securities that may be sold under this prospectus. The debt securities will be issued under one or more separate indentures between us and a designated trustee. We will include in a prospectus supplement the specific terms of each series of senior or subordinated debt securities being offered, including the terms, if any, on which a series of senior or subordinated debt securities may be convertible into or exchangeable for other securities. In addition, the material terms of any indenture, which will govern the rights of the holders of our senior or subordinated debt securities will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

●

debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

●	currencies; or
●	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture.

DESCRIPTION OF RIGHTS

As specified in the applicable prospectus supplement, we may issue rights to purchase one or more shares of common stock and/or shares of preferred stock, debt securities, warrants or units in any combination of such securities.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, debt securities or warrants or any combination of such securities.

FORM OF SECURITIES

Each preferred stock, debt security, warrant, purchase contract, right and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the preferred stock, debt securities, warrants, purchase contracts, rights or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker-dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the registered preferred stock, debt securities, warrants, purchase contracts, rights and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable certificate of designation, indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable certificate of designation, indenture, warrant agreement, purchase contract agreement, rights agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable certificate of designation, indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to preferred stock, warrants, purchase contracts, rights or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the company, any trustee, any warrant agent, unit agent, transfer agent or any other agent of the company or such trustee, warrant agent, unit agent, transfer agent or other agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest, dividends or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

Beneficial owners of securities generally will not receive certificates representing their ownership interests in the securities. However, if the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act of 1934, as amended, or the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary. In addition, we may at any time determine that the securities of any series shall no longer be represented by a global security and will issue securities in definitive form in exchange for such global security pursuant to the procedure described above.

SELLING STOCKHOLDERS

Each of the selling stockholders, or their respective transferees, pledgees, donees or their successors, may resell, from time to time, all, some or none of the shares of our common stock covered by this prospectus, as provided in this prospectus under the section entitled “Plan of Distribution” and in any applicable prospectus supplement. However, we do not know when or in what amount the selling stockholders may offer their shares for sale under this prospectus, if any.

The first column in the table below identifies the selling stockholders. The second and third columns list the number of shares of common stock and percentage of our outstanding common stock owned by the selling stockholders as of September 12, 2019. The fourth column lists the aggregate number of shares of common stock that may be offered from time to time by this prospectus by each selling stockholder. The fifth and sixth columns list the number of shares of common stock and percentage of our outstanding common stock that will be owned by each selling stockholder assuming the sale of all of the shares registered for resale by the registration statement of which this prospectus is a part.

	Beneficial Ownership Prior to Offering		Number of Shares	Beneficial Ownership After Offering
Name of Selling Stockholders	Number	Percentage(1)	Offered Hereby	Number	Percentage(1)
Ole Peter Lorentzen	740,334(2)	1.4%	740,334	0	0
Ludvig Lorentzen AS	7,700,000(3)	14.0%	7,700,000	0	0
Carla AS	50,000(4)	0.09%	50,000	0	0
Arvarius AS c/o Marius Skaugen	7,532,490(5)	13.7%	7,532,490	0	0

(1)	Based on 54,964,637 shares of common stock outstanding as of July 26, 2019.

(2)

Ole Peter Lorentzen is the controlling stockholder of Ludvig Lorentzen AS and a member of our Board of Directors. The amount in this column reflects the number of shares that are directly held by Mr. Lorentzen and does not include any stock awards held by Mr. Lorentzen or any shares held by Ludvig Lorentzen AS.

(3)

The amount in this column reflects the shares directly held by Ludvig Lorentzen AS and does not include any shares directly held by Mr. Lorentzen. As the controlling stockholder of Ludvig Lorentzen AS, Mr. Lorentzen is a beneficial owner of the shares held by Ludvig Lorentzen AS.

(4)

The amount in this column reflects the number of shares that are directly held by Carla AS. As the controlling stockholder of Carla AS, Ingela Carla Kristina Lorentzen, the spouse of Mr. Lorentzen, is a beneficial owner of the shares held by Carla AS.

(5)

The amount in this column reflects the number of shares that are directly held by Arvarius AS. As the controlling stockholder of Arvarius AS, Marius Skaugen is a beneficial owner of the shares held by Arvarius AS.

PLAN OF DISTRIBUTION

We or selling security holders may sell the securities being offered under this prospectus through agents, underwriters, or dealers, or directly to one or more purchasers, through a specific bidding or auction process or otherwise, or through a combination of any such methods of sale. In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling security holders, indicate the nature of any relationship such holders have had to us or any of our affiliates during the three years preceding such offering, state the amount of securities of the class owned by such security holder prior to the offering and the amount to be offered for the security holder’s account, and state the amount and (if one percent or more) the percentage of the class to be owned by such security holder after completion of the offering.

We or any selling security holder may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we or any selling security holder must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price, or prices, which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may also engage in “at the market” offerings, as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on the Nasdaq Global Select Market or sales made to or through a market maker other than on an exchange. Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the name of the agent or any underwriters, the public offering or purchase price and the proceeds we will receive from the sale of the securities, any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters, all other items constituting underwriting compensation, any discounts and commissions to be allowed or re-allowed or paid to dealers and any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we and, if applicable, any selling security holder will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we and, if applicable, any selling security holder will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us and by any selling security holder against certain civil liabilities, including liabilities under the Securities Act.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates or any selling security holder in the ordinary course of business.

All securities we offer other than common stock will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities offered hereby will be passed upon by Orrick, Herrington & Sutcliffe LLP.

EXPERTS

The 2018 financial statements and the retrospective adjustments to the 2016 and 2017 financial statements incorporated by reference in this prospectus, and the effectiveness of Energy Recovery Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the 2018 financial statements and includes an explanatory paragraph relating to the Company’s adoption of Revenue From Contracts With Customers (Topic 606), using the full retrospective approach, (2) express an unqualified opinion on the retrospective adjustments to the 2016 and 2017 financial statements, and (3) express an unqualified opinion on the effectiveness of internal control over financial  reporting). Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority in accounting and auditing.

The consolidated financial statements as of December 31, 2017 and for the years ended December 31, 2017 and 2016 (before the retrospective adjustments to the consolidated financial statements for the adoption of Revenue from Contracts with Customers (Topic 606), ASU No. 2016-02, Leases (Topic 842) and ASU 2016-18, Statement of Cash Flows (Topic 230)), incorporated by reference in this Registration Statement on Form S-3 have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on information contained in this prospectus or incorporated by reference into this prospectus. We have not authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information from other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of the shares covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

●

our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 7, 2019 and Amendment No.1 thereto, filed with the SEC on March 12, 2019 (collectively, the “2018 Form 10-K”);

●

the information specifically incorporated by reference into the 2018 Form 10-K from our definitive proxy statement relating to our 2019 annual meeting of stockholders, which was filed on April 23, 2019;

●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2019 and June 30, 2019 filed with the SEC on May 2, 2019 and August 2, 2019, respectively;
●	our Current Reports on Form 8-K filed with the SEC on January 16, 2019, February 4, 2019, March 8, 2019, June 19, 2019 and July 31, 2019; and
●

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on June 26, 2008, including any amendments or reports filed for the purposes of updating this description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Energy Recovery, Inc.
1717 Doolittle Drive
San Leandro, CA 94577
Attn: Investor Relations
(510) 483-7370

You should rely only on the information provided in this document or incorporated in this document by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this document, including any information incorporated herein by reference, is accurate as of any date other than that on the front of the document. Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

1,500,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

May 13, 2020